Assentsure PAC
UEN – 201816648N
180B Bencoolen Street #03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-292786) of Uni-Fuels Holdings Limited of our report dated April 22, 2026, relating to the consolidated financial statements appearing in this Annual Report on Form 20-F of Uni-Fuels Holdings Limited for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Assentsure PAC
Singapore
April 22, 2026